EXHIBIT 99.1

Third Quarter 2003
Table of Contents

Page

Earnings Release	1 - 2
Financial Highlights	3
Statements of Earnings	4 - 5
Balance Sheets	6
Geographic Distribution by Market	7
Operating Performance Summary	8 - 9
Investment Summary	10
Development Summary	11
Capitalization Summary	12
Supplemental Information for Net Asset Value Calculation	13

Corporate Headquarters Address:
9200 E. Panorama Circle, Suite 400
Englewood, Colorado
(303) 708-5959

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described within this press release supplement. These financial measures, which include but are not limited to Funds From Operations and Funds From Operations with Gains/Losses, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Information included in this supplemental package is unaudited.

News Release

Contact:	Jack R. Callison, Jr. 800-982-9293 • 303-708-5959

Archstone-Smith Announces Third Quarter 2003 Results

DENVER — November 4, 2003 — Archstone-Smith (NYSE:ASN) announced today that its net earnings per share (EPS) for the quarter ended September 30, 2003, was $0.79 per share, compared with $0.31 per share for the same period in 2002. The company’s funds from operations (FFO) with gains/losses, which reflects the impact of Archstone-Smith’s capital recycling program, was $0.79 per share in the third quarter, compared with $0.55 per share for the same period in 2002. The company’s FFO was $0.47 per share in the third quarter of 2003, compared with $0.53 per share during the third quarter 2002.

During the quarter, Archstone-Smith’s same-store operating portfolio continued to perform well. Same-store revenues decreased only 1.9% and expenses declined 3.9% from the same period of 2002. Same-store net operating income (NOI) decreased 0.8% from the third quarter last year. The Washington D.C. metropolitan area and Southern California, which collectively represent 55% of the company’s NOI, produced positive same-store NOI growth during the quarter of 6.3% and 3.0%, respectively.

Since the first quarter of 2002, the company’s same-store NOI has decreased only 3.0%. “The stability in our same-store net operating income during the last two years of this recession reflects the benefit of investing in markets where it is very difficult to build new housing,” said R. Scot Sellers, chairman and chief executive officer. Today, 88% of Archstone-Smith’s portfolio is concentrated in its core, protected markets, which, in addition to the Washington, D.C. metropolitan area and Southern California, include the San Francisco Bay area, Southeast Florida, Chicago, Boston, Seattle and the greater New York City area.

Archstone-Smith’s third quarter 2003 results include gains from the sale of apartment communities by Ameriton Properties, Inc., which contributed $12.4 million, or approximately $0.055 per share to Archstone-Smith’s third quarter FFO and $15.7 million or approximately $0.07 to the company’s third quarter EPS. Ameriton is the company’s wholly-owned taxable REIT subsidiary that utilizes Archstone-Smith’s development, acquisition and operating expertise to capitalize on short-term real estate investment opportunities.

Disposition Proceeds Strengthen Balance Sheet; Position Archstone-Smith for Future Growth

Through November 4, 2003, Archstone-Smith has closed $1.2 billion of dispositions, producing gross gains of $131.2 million, GAAP gains of $246.9 million and an unleveraged IRR of 12.2%. Year to date, the company has acquired $262.0 million of apartment communities, representing 1,483 units, through tax-deferred exchanges in its core markets including Santa Monica, Calif., the San Francisco Bay area, Southeast Florida and the Washington, D.C. metropolitan area.

—more—

Archstone-Smith Reports 3Q03 Results

Archstone-Smith has also used a portion of the disposition proceeds to reduce its total debt by over $650 million in the last 12 months. The company’s ratio of debt-to-total-undepreciated-book-capitalization was only 41.9% at September 30, 2003. Currently, the company has over $1 billion of liquidity, including cash, liquid assets, restricted cash in escrows and capacity on its unsecured credit facilities. “This lower level of leverage gives us the financial capacity to fund incremental investment opportunities with inexpensive debt, which should enable us to increase our earnings and funds from operations in the future,” said Charles E. Mueller, Jr., chief financial officer.

Archstone-Smith Declares 113th Consecutive Common Share Dividend

Archstone-Smith also announced that its Board declared the company’s 113th consecutive common share dividend. The company will pay a dividend of $0.4275 per common share, payable on November 28, 2003, to shareholders of record on November 14, 2003. On an annualized basis, this represents a dividend of $1.71 per common share.

Archstone-Smith is one of the nation’s leading owners, operators, developers and acquirers of apartments, with an irreplaceable portfolio of garden-style and high-rise apartment communities in protected locations in major metropolitan areas across the country. This year, the company debuted at 994 on the Fortune 1000 list, and ranked 348 on the Forbes Super500 list. With a current total market capitalization of approximately $9.9 billion, Archstone-Smith owns or has an ownership position in 253 apartment communities, representing 88,653 apartment units, including units under construction, as of September 30, 2003.

# # #

Archstone-Smith’s third quarter 2003 full financials and archived press releases are available on its web site at www.ArchstoneSmith.com or may be obtained by calling (800) 982-9293.

In addition to historical information, this press release and quarterly supplemental information contain forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management’s beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. See “Risk Factors” in Archstone-Smith’s 2002 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

Third Quarter 2003

Financial Highlights (1)
In thousands, except per share amounts and percentages

	Three Months Ended			Nine Months Ended
	September 30,			September 30,

	2003	2002	% Change	2003	2002	% Change

Operating Performance
Net Earnings Attributable to Common Shares — Diluted	$154,745	$55,034	181.2%	$301,068	$180,811	66.5%
Per Share Results:
Net Earnings	$0.79	$0.31	154.8%	$1.55	$1.02	52.0%
Funds from Operations (FFO) (2)(3)	$0.47	$0.53	(11.3%)	$1.28	$1.54	(16.9%)
Funds from Operations with Gains/Losses (3)(4)	$0.79	$0.55	43.6%	$1.80	$1.68	7.1%
Cash Distributions per Common Share	$0.4275	$0.4250	0.6%	$1.2825	$1.2750	0.6%

	September 30,	December 31,
Financial Position	2003	2002

Assets
Real Estate (Including Held for Sale Before Depreciation)	$8,897,012	$9,297,735
Total Assets	$8,784,857	$9,096,026
Book Capitalization
Long Term Debt	$3,825,961	$3,956,100
Total Debt	$3,827,961	$4,321,678
Long Term Undepreciated Book Capitalization	$9,124,169	$8,926,682
Total Undepreciated Book Capitalization	$9,126,169	$9,292,260
Long Term Debt/Long Term Undepreciated Book Capitalization	41.9%	44.3%
Total Debt/Total Undepreciated Book Capitalization	41.9%	46.5%
Equity Market Capitalization (5)
Common Shares and Units	$5,683,782	$4,833,421
Convertible Preferred Shares	172,030	275,449
Perpetual Preferred Shares and Units	163,791	164,646

Total Equity Market Capitalization	$6,019,603	$5,273,516

Total Market Capitalization (6)	$9,847,564	$9,595,194

Fully Converted Shares (7)	222,922	217,752

NOTES

(1) Due to the implementation of new accounting literature, the results of Ameriton Properties Incorporated have been consolidated in the Statement of Earnings and Balance Sheet for all periods presented.

(2) FFO is calculated in accordance with the FFO definition from NAREIT’s October 1999 White Paper (as amended in April 2002). We acknowledge that FFO is a recognized measure of performance by the REIT industry since FFO excludes depreciation expense because real estate values have not historically diminished predictably over time. FFO is not intended to be a measure of cash flow or liquidity. See page 4 for a reconciliation of Net Earnings to FFO.

(3) Due to the implementation of new accounting literature, FFO for 2002 has been adjusted to include debt extinguishment costs related to the early payment of debt that was not associated with a disposition.

(4) Calculated as FFO plus Gross Gains/Losses from the disposition of real estate investments. Gross Gains/Losses from the disposition of real estate investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation and impairment for possible loss on real estate investments. Joint venture gain/loss deferrals required under GAAP have also been excluded from Gross Gains/Losses. We consider FFO with Gains/Losses to be a meaningful supplemental measure of performance because the continued recycling of capital is a fundamental component of our business strategy, and Gross Gains/Losses from the disposition of real estate investments demonstrates the result of our investment activity. FFO with Gains/Losses is not intended to be a measure of cash flow or liquidity. See page 4 for a reconciliation of Net Earnings to FFO with Gains/Losses.

(5) Reflects the market capitalization based on the closing share price on the last trading day of the period for publicly traded securities and liquidation value of private securities. See detailed market capitalization calculation on page 12.

(6) Represents the book value of Total Debt plus Total Equity Market Capitalization.

(7) Represents total common shares and operating partnership units outstanding at the end of the period, plus the assumed conversion of convertible preferred shares and stock options using the treasury stock method.

Third Quarter 2003

Statements of Earnings
In thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Revenues:
Rental Revenues	$222,565	$216,860	$655,418	$638,542
Income from Unconsolidated Entities	1,714	3,748	1,008	15,429
Other Income	3,833	1,506	14,690	4,760

	228,112	222,114	671,116	658,731

Expenses:
Rental Expenses	60,326	59,847	172,718	166,338
Real Estate Taxes	21,119	18,445	61,171	57,132
Depreciation on Real Estate Investments (1)	47,795	42,633	137,478	123,740
Gross Interest Expense	52,884	47,683	156,507	146,240
Capitalized Interest	(6,225)	(7,799)	(18,457)	(24,587)

Net Interest Expense	46,659	39,884	138,050	121,653
General and Administrative	12,558	11,737	38,200	33,072
Other Expense (2)	10,443	12,740	39,983	18,169

	198,900	185,286	587,600	520,104

Earnings from Operations	29,212	36,828	83,516	138,627
Plus: Gains from Disposition of Real Estate Investments, net (3)	—	3,500	—	28,044
Less:
Minority Interest — Series E, F and G Perpetual Preferred Units (4)	1,316	1,852	3,948	5,025
Minority Interest — Convertible Operating Trust Units	2,696	4,029	7,396	17,867

Net Earnings before Discontinued Operations	25,200	34,447	72,172	143,779
Plus: Net Earnings from Discontinued Operations (5)	131,228	28,253	234,629	62,018

Net Earnings	156,428	62,700	306,801	205,797
Less: Preferred Share Dividends	4,812	7,702	17,789	25,142

Net Earnings Attributable to Common Shares — Basic	151,616	54,998	289,012	180,655
Add Back (dilutive securities only):
Minority Interest	347	36	364	156
Convertible Preferred Share Dividends	2,782	—	11,692	—

Net Earnings Attributable to Common Shares — Diluted	$154,745	$55,034	$301,068	$180,811

Diluted Weighted Average Common Shares Outstanding — Net Earnings	196,600	179,898	194,823	178,011

Diluted Earnings per Common Share (6)	$0.79	$0.31	$1.55	$1.02

Funds From Operations Reconciliation:
Net Earnings Attributable to Common Shares — Diluted	$154,745	$55,034	$301,068	$180,811
Depreciation on Real Estate Investments	49,381	52,730	151,366	153,156
Depreciation on Real Estate Investments — Unconsolidated Entities	3,112	2,450	8,512	6,653
Gains from Disposition of Real Estate Investments	(118,893)	(7,166)	(212,458)	(48,384)
Convertible Preferred Share Dividends	—	5,073	—	16,312
Debt Extinguishment Costs Related to Dispositions	151	455	1,884	2,938
Minority Interest	7,927	(5,404)	6,556	(12,337)
Other (7)	(4,642)	(1,459)	(7,197)	(4,333)

Funds From Operations Attributable to Common Shares — Diluted (8)	91,781	101,713	249,731	294,816
Gross Gains on the Disposition of Real Estate Investments (9)	71,527	5,029	110,107	30,510
Provisions for Possible Loss Excluded from Gross Gains	—	—	3,714	—
Minority Interest	(8,046)	(581)	(13,010)	(3,540)

Funds From Operations with Gains/Losses Attributable to Common Shares — Diluted (5)	$155,262	$106,161	$350,542	$321,786

Diluted Weighted Average Common Shares Outstanding — Net Earnings	196,600	179,898	194,823	178,011
Assumed Conversion of Preferred Shares into Common Shares	—	12,546	—	13,592

Diluted Weighted Average Common Shares Outstanding — FFO	196,600	192,444	194,823	191,603
Assumed Conversion of Preferred Shares into Common Shares	—	—	—	—

Diluted Weighted Average Common Shares Outstanding — FFO with Gains/Losses	196,600	192,444	194,823	191,603

Per Share Amounts (6)
Funds From Operations — Diluted	$0.47	$0.53	$1.28	$1.54

Funds From Operations with Gains/Losses — Diluted	$0.79	$0.55	$1.80	$1.68

Quarterly Cash Distributions per Common Share	$0.4275	$0.4250	$1.2825	$1.2750

See notes on following page.

Third Quarter 2003

Statements of Earnings (continued)
In thousands, except per share amounts

NOTES

(1) Includes amortization expense associated with intangible assets obtained in connection with operating community acquisitions.

(2) Includes income tax expense from Ameriton of $8.6 million and $10.0 million for the three and nine months ended September 30, 2003, and $6.8 million and $9.7 million for the three and nine months ended September 30, 2002, respectively.

(3) Represents gains on properties sold during the three and nine months ended September 30, 2002, that were not subject to SFAS 144.

(4) In accordance with Emerging Issues Task Force Topic D-42, the three and nine months ended September 30, 2002 have been restated to include a $285,000 charge for issuance costs associated with the redemption of preferred units in the third quarter of 2002.

(5) In accordance with SFAS 144, amounts reflect net earnings from real estate investments designated as held for sale, including net gains (losses) on any of these communities actually sold.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Composition of Net Earnings from Discontinued Operations:
Rental Revenues	$25,015	$59,489	$116,486	$176,726
Rental Expenses	(8,946)	(19,645)	(38,480)	(53,555)
Real Estate Taxes	(2,735)	(5,669)	(11,581)	(17,909)
Depreciation on Real Estate Investments	(1,586)	(10,097)	(13,888)	(29,416)
Interest, net	(5,777)	(15,096)	(26,069)	(45,761)
Provision for Possible Loss on Real Estate Investments	—	—	(3,714)	—
Allocation of Minority Interest	(17,277)	(3,968)	(31,843)	(8,824)
Ameriton Gains on Disposition of Operating Communities, net (a)	23,641	19,573	31,260	20,417
Archstone-Smith Gains on Disposition of Real Estate Investments, net	118,893	3,666	212,458	20,340

Net Earnings from Discontinued Apartment Communities	$131,228	$28,253	$234,629	$62,018

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

(a) Ameriton Gains on Disposition of Operating Communities, net per GAAP	$23,641	$19,573	$31,260	$20,417
Ameriton Joint Venture Gains on Disposition of Operating Communities, net	2,171	—	2,214	4,090

Total Ameriton Gains, net	25,812	19,573	33,474	24,507
Accumulated Depreciation and Income Taxes Attributable to Ameriton Dispositions	(13,389)	(7,816)	(16,416)	(10,770)

FFO Impact of Ameriton Gains, before minority interest	12,423	11,757	17,058	13,737
Minority Interest Attributable to Ameriton Dispositions	(1,445)	(1,477)	(2,038)	(1,745)

FFO Impact of Ameriton Gains, after minority interest	$10,978	$10,280	$15,020	$11,992

(6) As of September 30, 2003, the REIT (Archstone-Smith Trust) owned approximately 88.4% of the Operating Trust’s (Archstone-Smith Operating Trust) outstanding common units and the remaining 11.6% were owned by minority interest holders. Per share amounts for each period presented will always be the same for the REIT and the Operating Trust, as both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Trust units.

(7) Represents accumulated depreciation on Ameriton gains and Ameriton tax impact of FFO adjustments.

(8) The nine months ended September 30, 2003, includes a $3.7 million provision for possible loss on real estate investments that was recognized in the first quarter of 2003.

(9) The following is a reconciliation of GAAP Gains/Losses from the Disposition of Real Estate Investments to Gross Gains/Losses from the Disposition of Real Estate Investments (see page 3 for a definition of Gross Gains/Losses):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

GAAP Gains from the Disposition of Real Estate Investments	$118,893	$7,166	$212,458	$48,384
Less: Accumulated Depreciation and Provisions for Possible Loss	(47,366)	(2,137)	(102,351)	(17,874)

Gross Gains from the Disposition of Real Estate Investments	$71,527	$5,029	$110,107	$30,510

Third Quarter 2003

Balance Sheets
In thousands

	September 30,	December 31,
Assets	2003	2002

Real Estate (1)	$8,373,693	$7,713,562
Real Estate — Held for Sale (1) (2)	523,319	1,584,173
Less: Accumulated Depreciation	630,813	578,855

	8,266,199	8,718,880
Investments In and Advances to Unconsolidated Entities	97,054	116,594

Net Investments	8,363,253	8,835,474
Cash and Cash Equivalents	35,196	12,846
Restricted Cash in Tax-Deferred Exchange Escrow	84,232	—
Other Assets	302,176	247,706

Total Assets (3)	$8,784,857	$9,096,026

Liabilities and Shareholders’ Equity
Liabilities:
Unsecured Credit Facilities	$2,000	$365,578
Long Term Unsecured Debt	1,869,199	1,776,103
Mortgages Payable (4)	1,900,209	1,854,318
Mortgages Payable — Held for Sale (2) (4)	56,553	325,679
Dividends Payable	1,593	81,228
Payables, Accrued Expenses and Other Liabilities	287,908	301,393

Total Liabilities	4,117,462	4,704,299
Minority Interest:
Series E, F and G Perpetual Preferred Units	61,180	61,180
Operating Trust Units/Other	517,324	486,729

	578,504	547,909
Shareholders’ Equity:
Series A, H, K and L Convertible Preferred Shares	122,648	194,671
Series D and I Cumulative Perpetual Preferred Shares	98,940	99,370
Common Shares, $0.01 Par Value	1,906	1,807
Additional Paid-In Capital and Other Comprehensive Loss	3,874,598	3,684,126
Distributions in Excess of Net Earnings	(9,201)	(136,156)

Total Shareholders’ Equity	4,088,891	3,843,818
Total Liabilities and Shareholders’ Equity	$8,784,857	$9,096,026

NOTES

(1) The change in investments in real estate (including assets held for sale) at cost, consisted of the following:

Balance at December 31, 2002	$9,297,735
Acquisition-related Expenditures	381,212
Redevelopment Expenditures	52,195
Recurring Capital Expenditures	26,903
Development Expenditures, excluding land acquisitions	140,559
Dispositions	(1,057,003)
Provision for Possible Loss on Real Estate Investments	(3,714)
Net Ameriton Investment Activity	59,125

Balance at September 30, 2003	$8,897,012

(2) Income from assets held for sale is included in Net Earnings from Discontinued Operations.

(3) Includes $593.9 million and $534.4 million of Ameriton assets as of September 30, 2003 and December 31, 2002, respectively.

(4) Includes $94.4 million and $219.2 million of Ameriton third party debt as of September 30, 2003 and December 31, 2002, respectively.

Third Quarter 2003

Geographic Distribution at September 30, 2003 (1)

Core Markets
Greater Washington D.C. Metropolitan Area (2)	40.5%
Southern California	14.1%
San Francisco Bay Area, California	10.1%
Chicago, Illinois (2)	8.1%
Boston, Massachusetts (2)	5.6%
Seattle, Washington	3.5%
New York City Metropolitan Area (2)	2.8%
Southeast Florida (2)	2.8%

Total Core Markets	87.5%

Non-Core Markets
Atlanta, Georgia	2.6%
Denver, Colorado	2.0%
Houston, Texas	1.4%
Phoenix, Arizona	1.3%
Raleigh, North Carolina	1.1%
Other (3)	4.1%

Total Non-Core Markets	12.5%

Total All Markets	100.0%

Total Garden (2)	64.4%

Total High-Rise (2)	35.6%

NOTES

(1) Based on net operating income (NOI) for the three months ended September 30, 2003, excluding amounts associated with the communities that are owned by Ameriton and any dispositions that closed during the current quarter. See footnote 2 on page 9 for a reconciliation of NOI to earnings from operations and an explanation as to why we believe NOI is a useful measure.

(2) The distribution between high-rise properties and garden communities follows (all percentages of total NOI):

	High-Rise	Garden	Total

Greater Washington D.C. Metropolitan Area	23.7%	16.8%	40.5%
Chicago, Illinois	6.1%	2.0%	8.1%
Boston, Massachusetts	1.8%	3.8%	5.6%
New York City Metropolitan Area	2.2%	0.6%	2.8%
Southeast Florida	1.8%	1.0%	2.8%

(3) Includes markets that represent less than 1.0% of NOI.

Third Quarter 2003

Operating Performance Summary (1)
Year-Over-Year Same Store Performance

	Revenue		Operating Expense		Net Operating Income
	Growth/(Decline)		Growth/(Decline)		Growth/(Decline) (2)

	Q3 2003 vs.	YTD 2003 vs.	Q3 2003 vs.	YTD 2003 vs.	Q3 2003 vs.	YTD 2003 vs.
	Q3 2002	YTD 2002	Q3 2002	YTD 2002	Q3 2002	YTD 2002

Same Store Communities:
Garden Communities	(3.2)%	(2.5)%	(4.6)%	(1.4)%	(2.4)%	(3.0)%
High-Rise Properties	0.5%	(0.0)%	(2.6)%	(1.7)%	2.3%	0.9%
Total Portfolio	(1.9)%	(1.7)%	(3.9)%	(1.5)%	(0.8)%	(1.7)%

	Average Physical		Property Operating		Potential Effective Rent
	Occupancy		Margin (4)		Per Unit (5)

	Q3 2003 (3)	Q3 2002	Q3 2003	Q3 2002	Q3 2003	Q3 2002

Same Store Communities:
Garden Communities	96.0%	96.4%	66.9%	66.4%	$1,054	$1,076
High-Rise Properties	95.6%	94.4%	65.3%	64.1%	$1,510	$1,537
Total Portfolio	95.9%	95.9%	66.3%	65.6%	$1,172	$1,195

			Operating Expense		Net Operating Income		Average Physical
	Revenue Growth/(Decline)		Growth/(Decline)		Growth/(Decline) (2)		Occupancy

	Q3 2003 vs.	YTD 2003 vs.	Q3 2003 vs.	YTD 2003 vs.	Q3 2003 vs.	YTD 2003 vs.
	Q3 2002	YTD 2002	Q3 2002	YTD 2002	Q3 2002	YTD 2002	Q3 2003	YTD 2003

Same Store Core Markets: (6)
Greater Washington D.C. Metropolitan Area	1.1%	1.5%	(8.4)%	(4.2)%	6.3%	4.4%	96.2%	96.2%
Southern California	1.8%	2.2%	(0.7)%	2.2%	3.0%	2.2%	96.7%	96.5%
San Francisco Bay Area, California	(9.3)%	(9.0)%	(2.3)%	(3.2)%	(12.2)%	(11.2)%	95.3%	95.4%
Chicago, Illinois	(2.5)%	(5.7)%	(2.7)%	(3.5)%	(2.3)%	(7.2)%	95.1%	92.7%
Boston, Massachusetts	(1.6)%	(2.4)%	(10.9)%	1.0%	2.6%	(3.7)%	96.7%	96.7%
Seattle, Washington	(6.2)%	(6.1)%	3.8%	(2.3)%	(10.6)%	(7.9)%	94.7%	94.9%
Southeast Florida	(2.2)%	(1.5)%	15.0%	3.8%	(14.2)%	(5.4)%	95.4%	95.4%

Total Core Markets	(1.1)%	(1.1)%	(5.0)%	(2.5)%	1.0%	(0.4)%	96.0%	95.8%

Sequential Same Store Performance

		Operating
	Revenue	Expense	NOI
	Growth/	Growth/	Growth/
	(Decline)	(Decline)	(Decline) (2)

	Q3 2003 vs.	Q3 2003 vs.	Q3 2003 vs.
	Q2 2003	Q2 2003	Q2 2003

Sequential Same Store Communities:
Garden Communities	(0.1)%	3.9%	(1.9)%
High-Rise Properties	(0.6)%	7.8%	(4.9)%
Total Portfolio	(0.3)%	5.4%	(3.0)%
Sequential Same Store Core Markets: (7)
Greater Washington D.C. Metropolitan Area	(0.3)%	4.7%	(2.5)%
Southern California	1.6%	2.7%	1.2%
San Francisco Bay Area, California	(1.9)%	7.5%	(5.6)%
Chicago, Illinois	2.5%	11.5%	(4.3)%
Boston, Massachusetts	(1.8)%	(0.4)%	(2.3)%
Seattle, Washington	0.4%	3.7%	(1.3)%
Southeast Florida	(0.8)%	12.6%	(10.7)%

Total Core Markets	0.0%	5.5%	(2.5)%

See notes on following page.

Third Quarter 2003

Operating Performance Summary (continued)

NOTES

(1) Same Store Communities (exluding communities owned by Ameriton):

- Q3 2003 vs. Q3 2002 represents 160 apartment communities (55,104 units) that were fully operational during the entire three months ended September 30, 2003 and 2002, respectively. Excludes 19 apartment communities (9,596 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

- YTD 2003 vs. YTD 2002 represents 154 apartment communities (52,854 units) that were fully operational during the entire nine months ended September 30, 2003 and 2002, respectively. Excludes 25 apartment communities (11,846 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

- Q3 2003 vs Q2 2003 Sequential Same Store Communities represents 168 apartment communities (58,076 units) that were fully operational during the three months ended June 30, 2003 and September 30, 2003, respectively. Excludes 11 apartment communities (6,624 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

(2) NOI is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing period-to-period property performance. The following is a reconciliation of Same Store NOI to Earnings from Operations:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Same Store NOI	$131,617	$132,714	$377,047	$383,744
Non-Same Store NOI, including API properties which are not included in discontinued operations	22,837	40,029	110,907	136,590
NOI Classified as Discontinued Operations — Communities Sold	(4,605)	(25,270)	(38,510)	(39,997)
NOI Classified as Discontinued Operations — Communities Held for Sale	(8,729)	(8,905)	(27,915)	(65,265)

Net Operating Income	141,120	138,568	421,529	415,072
Income from Unconsolidated Entities	1,714	3,748	1,008	15,429
Other Income	3,833	1,506	14,690	4,760
Depreciation on Real Estate Investments	(47,795)	(42,633)	(137,478)	(123,740)
Interest Expense	(46,659)	(39,884)	(138,050)	(121,653)
General and Administrative Expense	(12,558)	(11,737)	(38,200)	(33,072)
Other Expense	(10,443)	(12,740)	(39,983)	(18,169)

Earnings from Operations	$29,212	$36,828	$83,516	$138,627

(3) The average physical occupancy for the entire operating portfolio, excluding the Ameriton portfolio and including non-same store communities, was 94.9% for Q3 2003.

(4) Property Operating Margin: Rental revenues less operating expenses, divided by rental revenues.

(5) Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs. The potential effective rent per unit (weighted by units) for the entire operating portfolio, excluding the Ameriton portfolio, during the third quarter of 2003 was $1,067 for the garden communities, $1,408 for the high-rise communities and $1,178 for the total portfolio.

(6) The dollar amounts for the same store communities in our core markets follow:

	Revenues		Operating Expenses		Net Operating Income

	Q3 2003	YTD 2003	Q3 2003	YTD 2003	Q3 2003	YTD 2003

Core Markets:
Greater Washington D.C. Metropolitan Area	$81,041	$242,006	$25,867	$76,961	$55,174	$165,045
Southern California	27,932	77,976	8,722	23,623	19,210	54,353
San Francisco Bay Area, California	19,765	55,035	6,083	16,005	13,682	39,030
Chicago, Illinois	15,507	45,074	6,344	18,805	9,163	26,269
Boston, Massachusetts	10,500	30,222	2,974	8,843	7,526	21,379
Seattle, Washington	7,538	22,659	2,546	7,443	4,992	15,216
Southeast Florida	2,978	8,962	1,438	4,025	1,540	4,937

Total	$165,261	$481,934	$53,974	$155,705	$111,287	$326,229

(7) The dollar amounts for the sequential same store communities in our core markets follow:

			Net
		Operating	Operating
	Revenues	Expenses	Income

	Q3 2003	Q3 2003	Q3 2003

Core Markets:
Greater Washington D.C. Metropolitan Area	$85,774	$27,340	$58,434
Southern California	28,353	8,840	19,513
San Francisco Bay Area, California	19,765	6,084	13,681
Chicago, Illinois	19,781	9,190	10,591
Boston, Massachusetts	11,356	3,324	8,032
Seattle, Washington	7,538	2,546	4,992
Southeast Florida	2,978	1,438	1,540

Total	$175,545	$58,762	$116,783

Third Quarter 2003

Investment Summary (1)
Dollar amounts in thousands, except cost per unit amounts

Operating Apartment Communities	Q1 2003	Q2 2003	Q3 2003

Garden:
Communities	156	146	133
Units	52,991	47,706	44,140
Total Investment (2)	$4,936,889	$4,664,856	$4,518,670
Cost per Unit	$93,165	$97,783	$102,371

High-Rise:
Communities	49	48	46
Units	21,061	21,279	20,560
Total Investment (2)	$3,530,464	$3,612,992	$3,523,866
Cost per Unit	$167,630	$169,791	$171,394

Total Portfolio:
Communities	205	194	179
Units	74,052	68,985	64,700
Total Investment (2)	$8,467,353	$8,277,848	$8,042,536
Cost per Unit	$114,343	$119,995	$124,305

Total Portfolio Capital Expenditures - Cost per Unit	Q1 2003	Q2 2003	Q3 2003	YTD 2003

Acquisition Related Expenditures	$27	$27	$27	$81
Redevelopment Expenditures	$110	$367	$265	$734
Recurring Capital Expenditures	$73	$148	$163	$379
Apartment Acquisitions
Communities	—	1	3	4
Units	—	229	1,254	1,483
Total Investment (2)	—	$59,016	$202,956	$261,972
Cost per Unit	—	$257,712	$161,847	$176,650
Apartment Dispositions
Communities	6	14	20	40
Units	1,641	6,049	5,647	13,337
Gross Sales Proceeds	$131,850	$429,200	$534,845	$1,095,895
GAAP Gains	$44,736	$48,829	$118,893	$212,458
Gross Gains (3)	$31,371	$7,209	$71,527	$110,107
Unleveraged IRR (4)	14.7%	8.6%	13.1%	11.5%

NOTES

(1) Excludes all Ameriton properties.

(2) For development communities, represents the total expected investment at completion. For operating communities, represents total investment plus planned capital expenditures.

(3) See page 3 for a definition of Gross Gains/Losses from the disposition of real estate investments. See footnote 9 on page 5 for a reconciliation of GAAP Gains/Losses from the disposition of real estate investments to Gross Gains/Losses from the disposition of real estate investments.

(4) The unleveraged IRR represents the cash rate of return generated over the investment holding period on Archstone-Smith’s invested capital.

Third Quarter 2003

Development Summary (1)
Dollar amounts in thousands, except unit and cost per unit amounts

	Q1 2003	Q2 2003	Q3 2003	YTD 2003

Starts During Period
Communities	3	—	—	3
Units	712	—	—	712
Total Investment (2)	$133,918	—	—	$133,918
Total Cost Per Unit	$188,087	—	—	$188,087
Completions During Period
Communities	—	2	1	3
Units	—	753	108	861
Total Investment (2)	—	$158,672	$12,780	$171,452
Total Cost Per Unit	—	$210,720	$118,333	$199,131
Stabilizations During Period (3)
Communities	—	—	—	—
Units	—	—	—	—
Total Investment (2)	—	—	—	—
Total Cost Per Unit	—	—	—	—
Under Construction at End of Period
Communities	10	8	5
Units	2,501	1,748	1,355
Total Investment (2)	$536,037	$377,365	$306,461
Total Cost Per Unit	$214,329	$215,884	$226,170
Investment to Date	$333,752	$209,534	$175,161
In Planning at End of Period
Communities	9	9	10
Units	3,527	3,527	3,877
Total Investment (2)	$865,714	$871,709	$939,627
Total Cost Per Unit	$245,453	$247,153	$242,359
Investment to Date (4)	$78,296	$133,394	$157,274
Development Expenditures During Period	$45,039	$40,514	$55,006	$140,559

					Actual or	Expected
	Number of	Investment at	Total		Expected Date for	Stabilization
Developments Under Construction	Units	9/30/03	Investment (2)	Start Date	First Units (5)	Date	% Leased (6)

West Division (Garden)
Los Angeles County, California
Archstone Playa Del Rey	354	$84,249	$94,556	Q2/01	Q2/03	Q1/05	34.2%
Archstone Westside	204	37,649	57,551	Q4/02	Q2/04	Q1/05	N/A

	558	121,898	152,107
Carlsbad, California
Kelly Ranch	451	32,326	77,751	Q1/03	Q1/04	Q3/05	N/A

Total West Division	1,009	154,224	229,858

East Division (Garden)
Boston, Massachusetts
Archstone Watertown	134	14,840	37,633	Q4/02	Q1/04	Q4/04	N/A

Total East Division	134	14,840	37,633

Charles E. Smith Division (High-Rise)
Washington, D.C.
Lofts at Crystal Towers	212	6,097	38,970	Q1/03	Q4/04	Q4/05	N/A

Total Charles E. Smith Division	212	6,097	38,970

Total Communities Under Construction	1,355	$175,161	$306,461

NOTES

(1) Excludes all Ameriton properties.

(2) For development and in planning communities, represents the total expected investment at completion. For operating communities, represents total expected investment plus planned capital expenditures.

(3) Stabilizations During Period: Completed development communities achieving approximately 93% occupancy.

(4) Includes $971,000 for in planning under control, which is included in Other Assets.

(5) Represents the quarter that the first completed units were occupied (or are expected to be occupied).

(6) The percentage leased is based on leased units divided by total number of units in the communities (completed and under construction) as of September 30, 2003. “N/A” is shown where Lease-Up has not yet commenced. Archstone-Smith begins leasing units prior to completion of the entire community.

Third Quarter 2003

Capitalization Summary (1)
In thousands, except per share amounts

Preferred Shares and Units

	Shares/Units		Annual
	Outstanding at	Liquidation	Dividend Per	Redemption	Conversion
Description	September 30, 2003	Preference	Share	Date (3)	Ratio

Convertible Preferred Shares:
Series A Preferred Shares (2)	2,906	$25.00	$2.30	November 2003	1 : 1.3469
Series K Preferred Shares	667	37.50	3.38	October 2004	1 : 1.975
Series L Preferred Shares	641	39.00	3.38	November 2005	1 : 1.975
Perpetual Preferred Shares and Units:
Series D Preferred Shares	1,958	25.00	2.19	August 2004	N/A
Series E Preferred Units	1,120	25.00	2.09	August 2004	N/A
Series F Preferred Units	800	25.00	2.03	September 2004	N/A
Series G Preferred Units	600	25.00	2.16	March 2005	N/A
Series I Preferred Shares	0.5	$100,000	$7,660	February 2028	N/A

	September 30,	December 31,
Market Capitalization	2003	2002

Common Shares and Units:
Common Shares (public)	190,561	180,706
Convertible Operating Trust Units	24,897	24,622

Total Common Shares and Operating Partnership Units	215,458	205,328
Closing Share Price	$26.38	$23.54

Market Capitalization of Common Shares and Units	$5,683,782	$4,833,421

Convertible Preferred Shares:
Series A Convertible Preferred Shares (public)	2,906	2,927
Closing Share Price	$35.75	$31.40

Market Capitalization of Series A Preferred Shares	$103,890	$91,908

Series H, K and L Convertible Preferred Shares (private)	2,583	7,797
Closing Common Share Price (convertible into common shares)	$26.38	$23.54

Market Capitalization of Series H, K and L Preferred Shares	$68,140	$183,541

Market Capitalization of Convertible Preferred Shares	$172,030	$275,449

Perpetual Preferred Shares and Units:
Series D Perpetual Preferred Shares (public)	1,958	1,975
Closing Share Price	$25.94	$26.15

Market Capitalization of Series D Perpetual Preferred Shares	$50,791	$51,646

Liquidation Value of Series E, F, G and I Perpetual Preferred Units and Shares (private)	$113,000	$113,000

Market Capitalization of Perpetual Preferred Shares and Units	$163,791	$164,646

Total Equity Market Capitalization	$6,019,603	$5,273,516

Book Value of Total Debt	$3,827,961	$4,321,678
Total Market Capitalization	$9,847,564	$9,595,194

Debt Maturity Schedule — Long Term Debt

	Long Term Unsecured Debt		Mortgages Payable

	Regularly		Regularly
	Scheduled	Final	Scheduled	Final		Effective	Maturities as a %
	Principal	Maturities	Principal	Maturities		Interest	of Total Market
	Amortization	and Other	Amortization	and Other	Total	Rate (4)	Capitalization

2003	$—	$20,000	$2,965	$2,653	$25,618	7.1%	0.3%
2004	31,250	20,000	13,331	44,631	109,212	6.3%	1.1%
2005	31,250	220,000	14,385	60,742	326,377	7.3%	3.3%
2006	31,250	20,000	14,441	290,251	355,942	6.0%	3.6%
2007	31,250	355,000	14,911	128,112	529,273	5.2%	5.4%
Thereafter	431,245	677,954	210,452	1,159,888	2,479,539	5.9%	25.2%

Total	$556,245	$1,312,954	$270,485	$1,686,277	$3,825,961	6.0%	38.9%

NOTES

(1) Due to the implementation of new accounting literature, the results of Ameriton Properties Incorporated have been consolidated for all periods presented.

(2) In October 2003, the company called its Series A Preferred Shares for redemption in the fourth quarter of 2003.

(3) Securities are redeemable at the option of Archstone-Smith, not the holder, beginning in the month noted.

(4) Represents the weighted average effective interest rate of all debt maturing in the respective year.

Third Quarter 2003

Supplemental Information for Net Asset Value Calculation
In thousands

		Three Months
		Ended
		September 30,
		2003

The following information is provided to help facilitate the calculation of Archstone-Smith’s net asset value
Income Statement Information
Net Operating Income (NOI)		$141,120
NOI for Assets Held for Sale (1)	8,729
NOI Stabilization Adjustment for Prestabilized Developments and Acquisitions (2)	4,851

Total Adjustments		13,580

Adjusted Net Operating Income (67,402 units)		$154,700

Balance Sheet Information (Book Value)
Cash and Restricted Cash		$119,428
Investments in Unconsolidated Entities (3)		146,377
Investments in Communities Under Development and In Planning Owned — Archstone-Smith		331,464
Investments in Communities Under Development and In Planning Owned — Ameriton		235,910
Other Land		9,784
Other Assets		302,176
Tax-Exempt Debt (4)	372,816
Conventional Debt	3,455,145
Other Liabilities	289,501

Total Liabilities		4,117,462
Minority Interest (including Series E, F and G Perpetual Preferred)		72,690
Perpetual Preferred Shares (Series D and I)		98,940
Fully Converted Shares		222,922

NOTES

(1) NOI for assets held for sale as of September 30, 2003, is included in discontinued operations. Excludes $4.6 million in NOI associated with assets sold during the three months ended September 30, 2003.

(2) Represents the difference between actual NOI attributable to communities in lease-up or acquired during the three months ended September 30, 2003, and the NOI for the full quarter assuming the underwritten stabilized yield. Also includes the lost NOI associated with a high-rise community that we vacated in preparation for sale to a condominium converter.

(3) Includes approximately $49.3 million of gains from the sale of communities to unconsolidated joint ventures, which were deferred under GAAP.

(4) Excludes incremental value associated with tax-exempt debt resulting from interest rates that have historically been lower than conventional debt interest rates.